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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant☒
Filed by party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12
AXONYX INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement

Payment of filing fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities tow which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2002

TO THE HOLDERS OF THE COMMON STOCK:

        PLEASE TAKE NOTICE that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Axonyx Inc., a Nevada corporation (the "Company"), will be held in the Morrison Room at the Benjamin Hotel, 125 East 50th St., New York, NY 10022 at 9:30 a.m. on June 11, 2002, or at any and all adjournments thereof, for the following purposes, as more fully described in the attached Proxy Statement. At the Annual Meeting, you will be asked to vote on the following matters:

  1.
  To elect six directors to our Board of Directors to hold office until our 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2.
  To ratify the amendment of the 2000 Stock Option Plan;

  3.
  To ratify the appointment of Richard A. Eisner & Company, LLP as auditors of our financial statements for the fiscal year ending December 31, 2002; and

  4.
  To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

        Only stockholders of record, as shown on the transfer books of the Company, at the close of business on May 8, 2002 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the Annual Meeting.

        Whether or not you expect to be present, please sign, date and return the enclosed proxy sheet in the enclosed pre-addressed envelope as soon as possible. No postage is required if the enclosed envelope is used and mailed in the United States.

By Order of the Board of Directors

/s/ MARVIN S. HAUSMAN, M.D. Marvin S. Hausman, M.D. President & Chief Executive Officer

May 20, 2002

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

PROXY STATEMENT FOR ANNUAL MEETING
TO BE HELD JUNE 11, 2002

GENERAL INFORMATION

        The accompanying proxy is solicited by the board of directors of Axonyx Inc. (the "Board" or "Board of Directors") with its principal executive offices at 825 Third Avenue, 40th Floor, New York, New York 10022 ("Axonyx" or the "Company") to be voted at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 11, 2002, and any adjournment thereof. When a proxy is properly executed and returned to Axonyx in time for the Annual Meeting, the shares it represents will be voted by the proxy holders in accordance with the instructions given in the proxy. If no direction is given in the proxy, the votes represented thereby will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the Company's stockholders for approval. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. This Proxy Statement and the accompanying proxy are being sent to stockholders on or about May 20, 2002.

PROXY REVOCATION PROCEDURE

        A proxy may be revoked at any time before it has been exercised by written notice of revocation given to the Secretary of the Company, by executing and delivering to the Secretary a proxy dated as of a later date than the enclosed proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy before the vote is taken, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

ABSTENTIONS, BROKER NON-VOTES

        Abstentions will be deemed to be present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted towards the tabulations of votes cast on Proposals Two and Three and will have the same effect as negative votes. Any "broker non-vote" also will be deemed to be present for quorum purposes, but will not be counted as voting with regard to the issue to which it relates.

HOLDERS OF RECORD, QUORUM

        Holders of record of our shares of common stock, par value $0.001 per share ("Common Stock"), our only class of voting securities, at the close of business on May 8, 2002 are entitled to vote at the Annual Meeting. There were 17,247,371 shares of Common Stock outstanding as of the record date. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are entitled to cast one vote per share on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the Annual Meeting.

PROXY COMMITTEE

        The Board of Directors of the Company has appointed a Proxy Committee consisting of Gosse Bruinsma, M.D. and Michael Espey in whose names the proxies are solicited on behalf of the Company and the Board of Directors.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors

        The Company's business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for election the six directors currently serving on the Board. See "Nominees for Director" below for profiles of the nominees. After the election of six directors at the meeting, the Company will have six directors.

        All of the nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. The Company has no reason to believe that any nominee will be unavailable.

        THE BOARD RECOMMENDS A VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED BELOW. The holders of Common Stock of the Company are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Except to the extent that a stockholder withholds votes from any and all nominees, the persons named in the proxy, in their sole discretion, will vote such proxy for the election of the nominees listed below. The six nominees who receive the most votes shall be elected as directors. Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

Nominees for Director

        The following persons have been nominated by the Board of Directors for election to the Board of Directors:

Name	Age	Position
Albert D. Angel(1),(2),(3)	64	Chairman of the Board
Gosse B. Bruinsma, M.D.	47	Director, Chief Operating Officer, Treasurer, President of Axonyx Europe, BV
Abraham E. Cohen(1),(2)	65	Director
Michael R. Espey	40	Director, General Counsel, Vice President, Secretary
Marvin S. Hausman, M.D.(3)	60	Director, President & Chief Executive Officer
Christopher Wetherhill(1),(2)	53	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating Committee

        Albert D. Angel, Esq.    Albert Angel has served as Chairman of the Board of Directors of Axonyx since April 1997. At the 2001 Annual Meeting of Stockholders held on June 14, 2001 Mr. Angel was reelected as a director of Axonyx to serve until the 2002 Annual Meeting of Stockholders. Mr. Angel has more than 30 years of experience in the pharmaceutical and biotechnology fields, primarily at Merck & Co., Inc. Mr. Angel received his law degree from Yale Law School in 1960 and, after army service, was with the firm of Hughes Hubbard Blair & Reed until 1967. Mr. Angel joined Merck in 1967 as Latin American attorney and served successively as European Counsel and International Counsel until 1977 when he relocated to London as Vice-President of Merck Sharp & Dohme

(Europe), Inc. During the next 8 years he served first as Regional Director responsible for Merck's Scandinavian businesses and then as Chairman and Managing Director of Merck Sharp & Dohme Limited responsible for business activities in the United Kingdom, Ireland and Anglophone Africa. From 1985 to 1993 Mr. Angel served as Vice-President, Public Affairs for Merck & Co., Inc. Since 1993 Albert Angel has been President of Angel Consulting and since November 1994 Mr. Angel has been a partner in Naimark & Associates, both of which provide management, marketing, planning and public affairs advice to pharmaceutical and biotechnology companies. He is also vice-chair of the National Board of Trustees of the National Jewish Medical and Research Center (Denver, Colorado).

        Gosse B. Bruinsma, M.D.    Gosse Bruinsma has served as President of Axonyx Europe BV since its formation in October 2000. Dr. Bruinsma has served as the Chief Operating Officer of Axonyx since February 2001 and has been the Treasurer of Axonyx since January 2002. At the 2001 Annual Meeting of Stockholders held on June 14, 2001 Dr. Bruinsma was elected as a director of Axonyx to serve until the 2002 Annual Meeting of Stockholders. At a Board Meeting on June 14, 2001, Dr. Bruinsma was elected as Chief Operating Officer of Axonyx to serve until the Board of Directors meeting to be held as soon as possible after the 2002 Annual Meeting of Stockholders. Dr. Bruinsma has over 15 years experience in the medical, pharmaceutical and biotechnology fields. Dr. Bruinsma received his undergraduate degree from McGill University, Montreal and received his medical degree from the University of Leiden, the Netherlands. He joined the pharmaceutical industry to become European Medical Director for Zambon, Milan. He subsequently joined the international contract research organization, ClinTrials Research, to become their Vice President for Medical and Regulatory Affairs. In September 1995 Dr. Bruinsma joined Forest Laboratories in New York as Medical Director, with responsibility for their anti-hypertensive product launch, HRT program, Cervidil®, and their urological disease projects. From September 1997 to 1999 Dr. Bruinsma was General Manager and Vice-President Development for Chrysalis Clinical Services Europe based in Switzerland. From November 1999 until he joined Axonyx Europe BV, Dr Bruinsma was the Vice President Development for Crucell BV (formerly IntroGene), a biotechnology company based in the Netherlands.

        Abraham E. Cohen.    Abraham E. Cohen has served as a director of Axonyx since May 2000. At the 2001 Annual Meeting of Stockholders held on June 14, 2001 Mr. Cohen was reelected as a director of Axonyx to serve until the 2002 Annual Meeting of Stockholders. Mr. Cohen is a retired Senior Vice President of Merck & Co. and President of the Merck Sharp & Dohme International Division (MSDI), which manufactures and markets human health products outside the United States. Mr. Cohen joined MSDI in New York in 1957 and moved to India in 1960 during the early development stages of the Merck subsidiary there. Subsequently, he played a key role in the development of Merck's international pharmaceutical business, becoming the first Managing Director for Pakistan in 1962 and Regional Director for South Asia in 1964. He became Regional Director for Northern Europe in 1967 and was elected MSDI's Vice President for Europe in 1969. In 1974, Mr. Cohen was elected Executive Vice President of MSDI at the division's headquarters in Rahway, New Jersey, and became President of the Division in 1977. In 1982, he was named to serve concurrently as a corporate Senior Vice President. In this role, his responsibilities were significantly expanded to include oversight of worldwide strategic issues and the development and acquisition of new businesses outside the United States. Mr. Cohen retired from Merck in January 1992. He continues to be an active international business executive, serving as a director of Akzo Corporation, an international conglomerate, located in the Netherlands, Teva Pharmaceuticals in Israel, Gen-Probe USA, Smith Barney (mutual funds), Pharmaceutical Product Development, Inc., and Chugai Pharmaceutical Co. in Japan. He is a trustee of the Population Council and he also serves as Chairman of Neurobiological Technologies, Inc., Vasomedical, Inc., Kramex Corporation, and Neuromuscular Electrical Stimulation Systems, Ltd in Israel.

        Michael R. Espey, Esq.    Michael Espey has been a director, Vice President and Secretary of Axonyx since September 1998 and was a director and Vice President of Axonyx since January 1997. He served as Axonyx's Treasurer from January 1997 until September 1998. At the 2001 Annual Meeting of

Stockholders held on June 14, 2001 Mr. Espey was reelected as a director of Axonyx to serve until the 2002 Annual Meeting of Stockholders. At a Board Meeting on June 14, 2001, Mr. Espey was reelected as Vice President and Secretary of Axonyx to serve until the Board of Directors meeting to be held as soon as possible after the 2002 Annual Meeting of Stockholders. Michael Espey is an attorney based in Seattle, Washington with extensive experience in securities law and investment banking. From October 1994 to December 1995 Mr. Espey served as General Counsel for the securities firms of Lee, Van Dyk, Zivarts, Pingree & Co. and Financial Services International Corp. in Seattle. From January 1996 to March 1996 Mr. Espey was a self-employed attorney practicing corporate and securities law. From April 1996 to August 1998 Mr. Espey worked at Espey & Associates, Inc. a New York firm where he was involved in structuring several transnational securities placements.

        Marvin S. Hausman, M.D.    Marvin Hausman has served as a director and President and Chief Executive Officer of Axonyx since January 1997. At the 2001 Annual Meeting of Stockholders held on June 14, 2001 Dr. Hausman was reelected as a director of Axonyx to serve until the 2002 Annual Meeting of Stockholders. At a Board Meeting on June 14, 2001, Dr. Hausman was reelected as President and Chief Executive Officer of Axonyx to serve until the Board of Directors meeting to be held as soon as possible after the 2002 Annual Meeting of Stockholders. Dr. Hausman was a founder of Medco Research Inc., a pharmaceutical biotechnology company specializing in adenosine products. He has thirty years experience in drug development and clinical care. Dr. Hausman received his medical degree from New York University School of Medicine in 1967 and has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at U.C.L.A. Medical Center in Los Angeles. He also worked as a Research Associate at the National Institutes of Health, Bethesda, Maryland. He has been a Lecturer, Clinical Instructor and Attending Surgeon at the U.C.L.A. Medical Center Division of Urology and Cedars-Sinai Medical Center, Los Angeles. He has been a Consultant on Clinical/Pharmaceutical Research to various pharmaceutical companies, including Bristol-Meyers International, Mead-Johnson Pharmaceutical Company, Medco Research, Inc., and E.R. Squibb. Since October 1995 Dr. Hausman has been the President of Northwest Medical Research Partners, Inc., a medical technology and transfer company. Dr. Hausman has served on the board of directors of Oxis International, Inc. since March 2002. He was a member of the board of directors of Medco Research, Inc. from May 1996 to July 1998. Dr Hausman was a member of the board of directors of Regent Assisted Living, Inc., a company specializing in building assisted living centers including care of senile dementia residents, from March 1996 to April 2001.

        Christopher Wetherhill.    Christopher Wetherhill has served as a director of Axonyx since August 1997. At the 2001 Annual Meeting of Stockholders held on June 14, 2001 Mr. Wetherhill was reelected as a director of Axonyx to serve until the 2002 Annual Meeting of Stockholders. From 1971 until 1977 he was the manager of the accounting and management services department at Arthur Young & Co., now Ernst & Young, Bermuda. From 1977 to 1981, he was a director and financial controller of Offshore Contractors (Bermuda) Limited, a Bermuda company involved in offshore oil platform construction and shipping. He is a Fellow of the Institute of Chartered Accountants in England and Wales, a member of the Bermudian and Canadian Institutes of Chartered Accountants, and a Fellow of the Institute of Directors and Freeman of the City of London. Since September 21, 1994, Mr. Wetherhill has been the managing director of Boundary Bay Investments Limited, a major shareholder of Axonyx. Mr. Wetherhill is a chartered accountant and from September 1981 to June 1996, he was the President and Chief Executive Officer of Hemisphere Management Limited of Bermuda, a corporate management company. From June 1996 to December 2000 Mr. Wetherhill was President & CEO of MRM Financial Services Ltd. (the parent company of Hemisphere Management Limited).

        There are no family relationships between any of the officers and directors.

Information Concerning the Board of Directors and Committees Thereof

        During the year ended December 31, 2001, the Board of Directors met on eleven occasions, including six unanimous written consent meetings. Each director attended or participated in 75% or more of the meetings held by the Board of Directors and each committee member attended 75% or more of the meetings held by committees on which he served.

        The Board of Directors created the Compensation, Audit and Nominating Committees at the Board Meeting on January 13, 1999. Prior to that neither the Company nor its predecessors had any Board Committees.

        The Nominating Committee of the Board of Directors, currently consisting of Messrs. Marvin Hausman and Albert Angel, makes proposals to the full Board of Directors concerning the hiring or engagement of directors, officers and certain employee positions. The Nominating Committee met on one occasion in the year 2001. The Nominating Committee will not consider nominations recommended by the stockholders.

        The Compensation Committee of the Board of Directors, currently consisting of Messrs. Albert Angel, Barry Cohen and Christopher Wetherhill, administers the Company's 1998 and 2000 Stock Option Plans, and makes proposals to the full Board of Directors for officer compensation programs, including salaries, option grants and other forms of compensation. The Compensation Committee met on three occasions during the year 2001.

        The Audit Committee of the Board of Directors, currently consisting of Messrs. Albert Angel, Barry Cohen and Christopher Wetherhill, recommends the firm to be employed as the Company's independent public accountants, and oversees the Company's audit activities and certain financial matters to protect against improper and unsound practices and to furnish adequate protection to all assets and records. The Audit Committee operates under a written charter adopted on March 24, 2000 by the Board of Directors. The three members of the Audit Committee are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Audit Committee met on four occasions during the year 2001.

Compensation of Directors

        Axonyx paid each of its non-employee directors (Messrs. Angel, Cohen and Wetherhill) an aggregate of $1,000 each for attending Board meetings in 2001. Directors are also reimbursed for their out-of-pocket expenses incurred to attend meetings.

        Mr. Angel was also paid $9,875.00 during the year 2001 for office overhead expenses, including compensation for the use of a portion of Mr. Angel's residence.

        The non-employee directors of Axonyx were granted stock options in fiscal year 2001 under the Axonyx Inc. 2000 Stock Option Plan, as described below.

        On December 11, 2001, Axonyx granted non-statutory stock options to purchase 76,000 shares exercisable at $3.16 per share to Albert D. Angel and non-statutory stock options to purchase 7,600 shares each exercisable at $3.16 per share to each of Abraham Cohen and Christopher Wetherhill. These options were vested as to twenty percent of the shares on the date of grant, and, subject to the individuals continued service as a director, will continue to vest in annual installments of twenty percent on December 1 of each year beginning December 1, 2002 and ending December 1, 2005. The vesting of these options will be accelerated in full upon a change in control of the company.

        On December 11, 2001, Axonyx also granted, subject to stockholder approval of Proposal Two, non-statutory stock options, exercisable at $3.16 per share, to purchase 124,000 shares to Albert D. Angel and to purchase 12,400 to each of Abraham Cohen and Christopher Wetherhill. If the stockholders approve Proposal Two, these options will vest as to twenty percent of the shares on the date of the Annual Meeting and subject to the optionee's continued service as a director, will vest in annual installments of twenty percent on December 1 of each year beginning December 1, 2002 and ending December 1, 2005. The vesting of these options will also accelerate in full in the event of a change in control of the company. If the stockholders do not approve Proposal Two, these options will terminate in full on the date of the Annual Meeting.

PROPOSAL 2
ADOPTION OF THE AMENDED AND RESTATED
AXONYX INC. 2000 STOCK OPTION PLAN

        The Board of Directors has, subject to stockholder approval, amended the Axonyx Inc. 2000 Stock Option Plan (the "2000 Plan") to increase the aggregate number of shares reserved for issuance thereunder to 2,000,000, to add a provision for an automatic increase in the number of shares reserved for issuance under the 2000 Plan at the start of each calendar year commencing in 2003, to add provisions that permit the grant of performance-based options as described in the Internal Revenue Code Section 162(m), and to amend the 2000 Plan in certain other respects.

        The Board of Directors adopted the 2000 Plan on March 24, 2000 and the stockholders of the Company approved the 2000 Plan on June 14, 2000. The Board approved the Amended and Restated 2000 Stock Option Plan on March 20, 2002, subject to stockholder approval as described in this Proposal 2.

        The Board believes that increasing the number of shares of Common Stock reserved for issuance under the 2000 Plan is necessary to ensure that a sufficient reserve of Common Stock remains available for issuance to allow the Company to continue to utilize stock options to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Company relies on equity incentives in the form of stock option grants in order to attract and retain key employees, consultants and non-employee directors and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key individuals. Option grants made to newly-hired and continuing employees, non-employee directors, consultants will be based on competitive market conditions, experience and individual performance. Without the proposed increase to the share reserve under the 2000 Plan, there will be only 65,600 shares remaining available for issuance under the 2000 Plan and 28,900 shares reserved for issuance under the Company's 1998 Stock Option Plan.

        A summary of the principal features of the 2000 Plan, as most recently amended is attached hereto as Appendix A, which Appendix is a part of this Proxy Statement. The full text of the proposed Plan, as amended and restated, will be available at the Annual Meeting and a copy is available to interested stockholders upon written or oral request to Victoria Trahan, Officer Manager, 825 Third Avenue, 40th Floor, New York, New York 10022, telephone (212) 688-4770.

Awards Under the 2000 Plan

        The table below shows, for the Company's Chief Executive Officer ("CEO"), the other most highly compensated executive officers of the Company (with base salary and bonus for the past fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the 2000 Plan during fiscal year 2001, other than the Contingent Options described in the table below, together with the weighted average exercise price payable per share.

Name and Position	Number of Shares Underlying Option Grants	Weighted Average Exercise Price Per Share
Marvin S. Hausman, M.D. Dir., Pres. & CEO	95,000	$3.16
Gosse B. Bruinsma, M.D. Dir. & COO	126,000	3.69
Robert G. Burford, Ph.D. V.P.	38,000	3.16
Michael R. Espey Dir., V.P., Sec.	15,200	3.16
All current executive officers as a group (4 persons)	274,200	3.41
Albert D. Angel Dir.	76,000	3.16
Abraham E. Cohen Dir.	7,600	3.16
Christopher Wetherhill Dir.	7,600	3.16
All current non-employee directors as a group (3 persons)	91,200	3.16
Michael M. Strage Former Dir., V.P., Treas.	100,000	3.16
Current non-employee consultants who received over 5% of options	230,000	4.15
All employees, excluding executive officers, as a group (1 person)	—	—

New Benefit Table

        The table below shows, for the Company's CEO and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants that are subject to stockholder approval of the Amended and Restated 2000 Stock Option Plan as described in this Proposal Two, together with the weighted average exercise price payable per share. The dollar value of these options depends upon the fair market value of our Common Stock when exercised and thus cannot presently be determined. The number of shares and the exercise price of the options are to be granted in the future under the 2000 Plan is not presently determinable.

Contingent Options
Amended and Restated 2000 Stock Option Plan

Name and Position	Number of Shares Underlying Option Grants	Weighted Average Exercise Price Per Share
Marvin S. Hausman, M.D. Dir., Pres. & CEO	155,000	$3.16
Gosse B. Bruinsma, M.D. Dir. & COO	124,000	3.16
Robert G. Burford, Ph.D. V.P.	62,000	3.16
Michael R. Espey Dir., V.P., Sec.	24,800	3.16
All current executive officers as a group (4 persons)	365,800	3.16
Michael M. Strage Former Dir., V.P., Treas.	—	—
All current non-employee directors as a group (3 persons)	148,800	3.16
All employees, excluding executive officers, as a group (1 person)	—	—

(1)
These Options were granted on December 11, 2001, subject to stockholder approval of this Proposal Two. The Options have an exercise price of $3.16 per share and are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. If Proposal Two is approved by the Stockholders, the options will vest as to twenty percent of the shares on the date of the Annual Meeting, and subject to the optionees continued service with the Company, will vest in annual installments of twenty percent on December 1 of each year beginning December 1, 2002 and ending December 1, 2005. The vesting of these options will accelerate in full in the event of a change in control of the Company. If the stockholders do not approve Proposal Two, these options will terminate full on the date of the Annual Meeting.

        As of April 30, 2002, 1,449,000 shares of Common Stock were subject to outstanding options under the 2000 Plan, of which 514,600 shares were subject to options granted contingent on stockholder approval of the Amended and Restated 2000 Plan, which is part of this Proposal Two.

Other Stock Option Plan

        The Company also maintains the 1998 Stock Option Plan (the "1998 Plan"), under which 2,000,000 shares of Common Stock have been reserved for issuance under stock options granted to employees, non-employee directors and consultants of the Company and any parent or subsidiary of the Company. As of May 3, 2002, no shares have been issued under the 1998 Plan, 1,971,100 shares are subject to outstanding stock options and 28,900 shares remain available for future option grants.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDED AND RESTATED 2000 PLAN. The Amended and Restated 2000 Plan will be deemed approved if a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter, votes in favor of the proposal. Should such stockholder approval not be obtained, the 2000 Plan will continue in effect and option grants may continue to be made under the 2000 Plan until all the shares available for issuance under the 2000 Plan have been issued pursuant to such option grants or until the 2000 Plan's earlier expiration or termination. If stockholder approval is not obtained, the options that were granted contingent upon such approval shall be terminated as of the date of the Annual Meeting.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP
AS INDEPENDENT AUDITORS OF THE COMPANY

        Richard A. Eisner & Company, LLP has served as the Company's independent accountants since 1998. On March 20, 2002, the Board of Directors, subject to stockholder ratification, approved the continued appointment of Richard A. Eisner & Company, LLP, independent auditors, to audit the accounts of the Company for the 2002 fiscal year.

        Audit services of Richard A. Eisner & Company, LLP include the examination of the financial statements of the Company and services related to filings with the Securities and Exchange Commission.

        The Audit Committee intends to meet with Richard A. Eisner & Company, LLP in 2002 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Richard A. Eisner & Company, LLP, as well as the fees charged for such services.

Fees Billed to the Company by Richard A. Eisner & Company, LLP during Fiscal 2001.

        Audit Fees:    An aggregate of $30,000 was billed for professional services rendered for the audit of the Company's annual financial statements for the 2001 fiscal year and for the reviews of financial statements included in the Company's quarterly reports on Form 10-Q for the 2001 fiscal year.

        Financial Information Systems Design and Implementation Fees:    The Company did not engage Richard A. Eisner & Company, LLC to provide advice to the Company regarding financial information systems design and implementations during the 2001 fiscal year.

        All Other Fees:    Fees billed to the Company by Richard A. Eisner & Company, LLC during the 2001 fiscal year for all other non-audit services rendered to the Company, including Securities and Exchange Commission registration statements, tax consulting services, statutory audits and other assurance services, totaled $17,015.

        The Company's Audit Committee considered whether the provision of non-audit services rendered by Richard A. Eisner & Company, LLC to the Company was compatible with maintaining Richard A. Eisner & Company, LLC's independence.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002. Submission of the appointment to stockholders is not required. However, the Board of Directors will reconsider the appointment if it is not approved by stockholders. The appointment will be deemed ratified if a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter, votes in favor of the proposal. A representative of Richard A. Eisner & Company, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The following is the report of the Audit Committee of the Board of Directors of Axonyx with respect to Axonyx's audited financial statements for the fiscal year ended December 31, 2001, included in the Company's Annual Report on Form 10-K. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review With Management

        The members of the Audit Committee reviewed and discussed the audited financial statements with certain members of the management of the Company.

Review and Discussions With Independent Accountants

        The Audit Committee of the Board of Directors of Axonyx met on March 20, 2002 to review the financial statements for the fiscal year ending December 31, 2001 audited by Richard A. Eisner & Company, LLP, Axonyx's independent auditors. The Audit Committee discussed with a representative of Richard A. Eisner & Company, LLP the matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from Richard A. Eisner & Company, LLP required by Independent Standards Board Standard No. 1 and has discussed with Richard A. Eisner & Company, LLP its independence.

Conclusion

        Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ending December 31, 2001 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

        The Audit Committee of the Board of Directors:

Albert D. Angel Abraham E. Cohen Christopher Wetherhill

EXECUTIVE COMPENSATION

Executive Officers

        The executive officers of the Company are Marvin S. Hausman, M.D., President and Chief Executive Officer, Gosse B. Bruinsma, M.D., Chief Operating Officer and Treasurer, Michael R. Espey, Vice President, General Counsel and Secretary, Robert G. Burford, Ph.D., Vice President, Product Development.

Information Concerning Executive Officers Who Are Not Directors

        Robert G. Burford, Ph.D., F.A.C.A.    Dr. Burford has been Vice President, Product Development since December 3, 1999 and on June 14, 2001, the Board of Directors reelected him to this position to serve until the Board of Directors meeting to be held as soon as possible after the 2002 Annual Meeting of Stockholders. Dr. Burford has 37 years of experience in pharmaceutical development, including 9 years of preclinical experience with Bio Research Laboratories (Montreal) and 17 years of clinical experience with Searle Pharmaceuticals (Oakville, Ontario and Chicago). He has successfully managed drug development programs for G.D. Searle and Co., Biovail Corporation International, and other major pharmaceutical companies. Most recently he successfully directed the clinical development of Tiazac™, a drug for the treatment of hypertension that now commands 15% of the market. For 10 years prior to joining Axonyx Dr. Burford ran the consulting firm American Clinical Research Consultants Inc., which provided toxicology, and clinical program management services to numerous clients. During this time he acquired extensive experience in interacting with FDA in support of drug and device development programs. Dr. Burford is a 50% owner of Clinfo Systems LLC, a clinical data management company that has rendered services to Axonyx in the past two years. Dr Burford has held various non-academic positions including President of the Society of Toxicology of Canada, Secretary General, International Union of Toxicology, Chairman Scientific Affairs Subcommittee, National Pharmaceutical Council and Chairman, Strategic Grants Committee, Environmental Toxicology Natural Sciences and Engineering Research Council, Government of Canada.

Summary Compensation

        The table below sets forth the compensation paid by Axonyx during our last three fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 to our Chief Executive Officer and each of the four highest paid executive officers of Axonyx whose annual salary and bonus for fiscal year 2001 exceeded $100,000 (collectively, the "Named Executive Officers"). The Contingent Options described in Proposal Two are excluded from the table below.

SUMMARY COMPENSATION TABLE

						Long Term Compensation Awards
		Annual Compensation(1)
Name and principal position						Securities underlying Options (#)	All other compensation ($)
	Year	Salary ($)		Bonus ($)
Marvin S. Hausman, M.D. Dir., Pres. & CEO	2001 2000 1999	$ $ $	225,000 190,000 125,000	$ $	150,000 150,000	95,000 250,000 200,000
Gosse B. Bruinsma, M.D. Dir., COO(2)	2001 2000 1999	$ $	170,000 43,000	$ $	20,000 20,000	126,000 150,000
Michael M. Strage Dir., V.P., Treas.(3)	2001 2000 1999	$ $ $	160,000 132,000 100,000	$ $	30,000 45,000	100,000 140,000 40,000	$50,000
Robert G. Burford, Ph.D. V.P.(4)	2001 2000 1999	$ $ $	175,000 129,000 17,000		$50,000	38,000 100,000 110,000
Michael R. Espey Dir., V.P., Sec.	2001 2000 1999	$ $ $	125,000 125,000 84,000		$25,000	15,200 80,000 20,000

(1)
No Named Executive Officer was paid other annual compensation in an amount exceeding the lesser of either $50,000 or 10% of the total of annual salary and bonus for such Named Executive Officer.

(2)
Gosse B. Bruinsma, M.D. became an employee of Axonyx in October 2000.

(3)
Michael Strage resigned and was paid $50,000 in severance on December 31, 2001.

(4)
Robert G. Burford, Ph.D., through his company American Clinical Research Consultants, Inc., received a consulting fee of $61,000 for services rendered in 1999.

Option Grants in Year Ended December 31, 2001

        The following table sets forth certain information with respect to option grants to our Named Executive Officers in 2001, exclusive of the Contingent Options described in Proposal Two. All of the grants were made under the 2000 Plan. Axonyx has not granted any stock appreciation rights.

Option Grants in Fiscal Year 2001

	Individual Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
	Number of securities underlying Options granted (#)(1)(2)		Percent of total options granted to employees in fiscal year(3)
Name				Exercise or base price ($/Sh)		Expiration date
							5% ($)		10% ($)
Marvin S. Hausman, M.D.	95,000		24.3%		$3.16	12/10/11		$188,765		$478,610
Gosse B. Bruinsma, M.D.	50,000 76,000	(5) (6)	32.2%	$ $	4.52 3.16	5/10/11 12/10/11	$ $	142,150 151,012	$ $	178,750 362,888
Michael M. Strage	100,000		25.6%		$3.16	12/10/11		$198,700		$503,800
Robert G. Burford, Ph.D.	38,000	(6)	9.7%		$3.16	12/10/11		$75,506		$191,444
Michael R. Espey	15,200	(6)	3.9%		$3.16	12/10/11		$30,202		$76,577

(1)
The vesting of these options will accelerate in full in the event of a change in control of the Company.

(2)
Except as otherwise noted, these options were granted on December 11, 2001, options have an exercise price of $3.16 per share and are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Except as otherwise noted, the options were vested as to twenty percent of the shares on the date of grant, and subject to the optionee's continued service with the Company, will vest in annual installments of twenty percent on December 1 of each year beginning December 1, 2002 and ending December 1, 2005.

(3)
During 2001, the Company granted employees options to purchase an aggregate of 291,200 shares of Common Stock, exclusive of the Contingent Options.

(4)
These amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten year option term. The assumed 5% and 10% rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Axonyx's estimate of the future market price of the Common Stock.

(5)
On May 11, 2001, Axonyx granted 50,000 non-statutory stock options exercisable at $4.52 per share to Gosse B. Bruinsma, M.D., with 25,000 options vesting immediately and 25,000 vesting on May 11, 2002.

(6)
Intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

Aggregate Option Exercises in Year Ended December 31, 2001 and Year-End Option Values

        The following table sets forth the number and value of unexercised options, other than the Contingent Options described in Proposal Two, held by the Named Executive Officers as of December 31, 2001.

Aggregated Option Exercises in Fiscal Year 2001 and Year-End Option Values(1)

	Number of securities underlying unexercised options at fiscal year end (#)
			Value of unexercised in-the-money options at fiscal year end ($)(2)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Marvin S. Hausman, M.D., Pres. & CEO	369,000	176,000	$58,180	$16,720
Gosse B. Bruinsma, M.D., COO	140,200	135,800	$3,344	$13,376
Michael M. Strage, V.P. & Treasurer	170,000	110,000	$20,400	$22,000
Robert G. Burford, Ph.D., V.P.	117,600	130,400	$1,672	$6,688
Michael R. Espey, V.P. & Secretary	73,040	42,160	$669	$2,675

(1)
There were no exercises of options by Named Executive Officers in fiscal year 2001.

(2)
Dollar amounts reflect the net values of outstanding stock options computed as the difference between $3.38 (the fair market value at December 31, 2001) and the exercise price of the options.

Employment Contracts with Executive Officers and Termination of Employment and Change-in-Control Arrangements

        Axonyx does not have any employment contracts with any of its Named Executive Officers, except as follows:

        Gosse B. Bruinsma, M.D., Director, Chief Operating Officer & Treasurer. Effective October 2, 2000, Axonyx entered into an Employment Agreement with Dr. Bruinsma under which Dr. Bruinsma agreed to serve as President of Axonyx Europe BV, a wholly owned subsidiary of Axonyx Inc., and was to be paid 425,000 Dutch florents in annual salary, a $20,000 annual bonus, and granted a stock option to purchase 150,000 shares of Common Stock exercisable at $9.50 per share, with 25,000 options vesting immediately, 50,000 options vesting on October 1, 2001, 25,000 vesting on October 1, 2002, 25,000 options vesting on October 1, 2003 and 25,000 options vesting on October 1, 2004. If the agreement is not renewed, Axonyx will continue Dr. Bruinsma's salary and benefits for an additional six months. In addition, $25,000 per year is available to Dr. Bruinsma for reimbursement of expenses, including for the use of a home office and personal equipment, health insurance, disability insurance, life insurance, pension distribution and auto lease premium. Subsequent to his election as Chief Operating Officer of Axonyx Inc. in February 2001, Dr. Bruinsma's salary has been increased. He was paid $170,000 per year in salary in 2001. Dr. Bruinsma has also received additional option grants. Dr. Bruinsma's agreement is for a term of two years.

        Robert G. Burford, Ph.D., Vice President for Product Development. On November 10, 1999, Axonyx signed a letter agreement with Robert Burford under which Dr. Burford agreed to serve as the Vice President for Product Development, and was paid $100,000 per year until July 2000, after which Dr. Burford's salary was increased to $150,000 per year. In addition, Dr. Burford was granted an Incentive Stock Option to purchase 100,000 shares at $8.125 per share, with 12,500 shares vesting immediately, 12,500 options vesting on August 31, 2000, 25,000 options vesting on August 31, 2001, 25,000 options vesting on August 31, 2002, and 25,000 options vesting on August 31, 2003. Dr. Burford's annual salary has been increased since becoming an employee of Axonyx. He was paid a salary of $175,000 per year in 2001, and he has received additional option grants.

        Axonyx does not have any arrangements with its executive officers triggered by termination of employment or change in control other than the acceleration of vesting of stock options.

Equity Compensation Plan Information

        The following table sets forth information about the Common Stock available for issuance under compensatory plans and arrangements as of December 31, 2001.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights.		(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,895,500		$5.88	104,500
Equity compensation plans not approved by security holders	643,600	(2)	$4.09	—
Total	3,549,100		$5.55	104,500

(1)
Axonyx has granted options to purchase an aggregate of 1,971,100 shares of Common Stock under its 1998 Stock Option Plan and 924,400 shares of Common Stock under its 2000 Stock Option Plan. Without regard to Proposal Two and as previously approved by stockholders, Axonyx may grant options to purchase up to 28,900 shares of Common Stock under its 1998 Stock Option Plan and up to 65,600 shares under its 2000 Stock Option Plan.

(2)
Axonyx granted options to purchase an aggregate of 514,600 shares of Common Stock to officers and directors in 2001, which grants are contingent upon stockholder approval of the Amended and Restated 2000 Stock Option Plan. Axonyx may grant options to purchase up to an additional 485,600 shares of Common Stock under its 2000 Stock Option Plan, which grants are also contingent on stockholder approval of the Amended and Restated 2000 Stock Option Plan. Axonyx has granted an aggregate of 129,000 options to consultants and advisors outside of its 1998 and 2000 stock option plans. These consultant and advisor options are not required to be approved by the Company's stockholders.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors, which is composed of directors who have never been employees of the Company, is responsible for setting and administering the policies and programs that govern compensation. The Compensation Committee was originally formed in January 1999. Prior to that time no executive compensation, other than limited consultant fees, was paid. For 2001, the Company's executive compensation consisted of two components: (1) an annual component, i.e., salaries, and the potential for year end bonuses, and (2) a long-term component, i.e., stock options. The Compensation Committee bases its decisions on executive compensation based on individual assessments of the amount of compensation required to attract individuals to fill positions in the Company and motivate those individuals to focus on achieving the objectives of the Company. The Compensation Committee seeks to reward the management team if the Company achieves its corporate objectives, and it also recognizes meaningful differences in individual performance and offers the opportunity for executives to earn rewards when merited by individual performance.

        Annual Component.    Salaries for executive officers are determined by the Committee with reference to the job description and a general assessment of the executive's performance, experience and potential. Year end bonuses may be granted subject to an assessment of an executive's performance against established objectives. The Committee establishes these salaries annually or semi-annually, depending upon the individual.

        Long-Term Component.    The Compensation Committee awarded stock options to its executive officers in December 2001 based on the Committee's assessment of the accomplishment of corporate and individual objectives. The Compensation Committee also granted stock options to Dr. Bruinsma in May 2001 upon his appointment as Chief Operating Officer. These options provide the opportunity to buy a number of shares of the Company's Common Stock at a price equal to the market price of the stock on the date of Committee approval of the grant. These options are generally subject to four year vesting, so that they become exercisable in annual installments during the participant's period of service with the Company. The Committee believes that, because these options gain value only to the extent that the price of the Company's Common Stock increases above the option exercise price during the term of the optionee's service, management's equity participation offers a significant incentive and helps to create a long-term partnership between management/owners and other stockholders. The Committee believes that the grant of stock options should reflect the Company's success in meeting objectives established by the Board, each individual officer's ability to attain such objectives and such officer's contribution towards the attainment of past objectives.

        Chief Executive Officer.    Marvin S. Hausman, M.D. does not have an employment agreement with Axonyx. The Compensation Committee has set the annual salary, annual bonus, if any, and the number of stock options to be awarded to Dr. Hausman each year, based on an assessment of Dr. Hausman's performance and the results of operations of the Company during such year, as well as the level of compensation paid to chief executive officers in similarly situated corporations. For 2001, Dr. Hausman was paid a salary of $225,000, and was awarded no bonus. No bonus was awarded to Dr. Hausman for 2001 as no bonus was awarded to any officers for 2001 other than the bonus awarded to Dr. Bruinsma under the terms of his employment agreement. In determining Dr. Hausman's compensation, the Compensation Committee evaluated the Company's progress with respect to research projects, licensing and equity financing, and Dr. Hausman's contribution towards those accomplishments. The Compensation Committee's evaluation of Dr. Hausman's performance resulted in the granting of an option to purchase 95,000 shares of Common Stock at $3.16 per share, the fair market value on the date of grant, as well as the grant of an option to purchase an additional 155,000 shares of Common Stock at the same exercise price, such grant being contingent upon the approval of the stockholders of the Amended and Restated 2000 Plan as described in Proposal Two. The number of options already held by Dr. Hausman and the magnitude of his shareholdings were not considered in determining the option grants for 2001.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

        As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one calendar year. This limitation will apply to all compensation which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Amended and Restated 2000 Stock Option Plan contains certain provisions which permit the Company, on a grant-by-grant basis, to make awards of stock options (with an exercise price equal to or greater than fair market value of the Common Stock on the date of grant) that will qualify as performance-based compensation so that any compensation deemed paid in connection with those options will be excluded from the 162(m) limitation. The Company's 1998 Stock Option Plan does not contain provisions to qualify stock options under that plan as performance-based compensation. The Compensation Committee considers this among all factors taken into account when setting compensation policy and making individual compensation decisions.

        The Compensation Committee does not expect that the compensation to be paid to any of the Company's executive officers for 2001 will exceed the $1 million limit per officer; however, it is possible that in the future the deductibility of compensation may be limited by Internal Revenue Code Section 162(m).

        The Compensation Committee of the Board of Directors:

Albert D. Angel, Chairman Abraham E. Cohen Christopher Wetherhill

Performance Graph

        Set forth below is a graph comparing the cumulative total stockholder return of $100 invested in our Common Stock on January 4, 1999 (the day our shares commenced trading) through December 31, 2001 with the cumulative total return of $100 invested in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index calculated similarly for the same period.

(1)
The graph assumes that $100 was invested at the $2.50 per share offering price on January 4, 1999 in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(2)
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS MADE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, THE COMPENSATION COMMITTEE REPORT, THE AUDIT COMMITTEE REPORT, AUDIT COMMITTEE CHARTER, REFERENCE TO THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS AND THE STOCK PERFORMANCE GRAPH ARE NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS OR INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). In 2001, officers, directors and greater than ten percent stockholders were required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of copies of such forms that have been furnished to the Company in 2001, the Company has determined that the following reporting person subject to Section 16(a) failed to file reports on a timely basis. A report on Form 4 filed on behalf of Steven C. Espey, a shareholder of Axonyx, did not include a reportable transaction due to clerical error, and an amended Form 4 was filed.

Security Ownership of Certain Beneficial Owners and Management.

        The following table sets forth certain information regarding beneficial ownership of Axonyx's Common Stock as of April 30, 2002 (a) by each person known to Axonyx to own beneficially 5% or more of any class of Axonyx's Common Stock, (b) by each of Axonyx's Named Executive Officers and directors and (c) by all executive officers and directors of Axonyx as a group. As of April 30, 2002 there were 17,247,371 shares of Common Stock of Axonyx issued and outstanding. The numbers of shares beneficially owned include shares of Common Stock which the listed beneficial owners have the right to acquire within 60 days of April 30, 2002 upon the exercise of all options and other rights beneficially owned on that date, excluding the Contingent Options described in Proposal Two assuming stockholder approval thereof. Unless otherwise noted, Axonyx believes that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class
Marvin S. Hausman, M.D. (2)	2,249,183	10.67%
Albert D. Angel (3)	1,014,200	5.71%
Christopher Wetherhill (4)	745,770	4.30%
Michael M. Strage (5)	400,000	2.32%
Michael R. Espey (6)	322,665	1.86%
Robert G. Burford, Ph.D. (7)	117,600	0.67%
Gosse B. Bruinsma, M.D. (8)	140,200	0.80%
Abraham E. Cohen (9)	61,520	0.35%
All directors and executive officers (eight persons) as a group	3,538,418	26.13%
Steven C. Espey (10)	1,768,230	10.25%
Kilkenny Capital Management, LLC (11)	1,455,000	8.21%

(1)
Unless otherwise indicated, the address of each of the listed beneficial owners identified above is c/o 825 Third Avenue, 40th Floor, New York, NY 10022.

(2)
Marvin S. Hausman, M.D. Includes: (i) 1,880,183 shares owned by Dr. Hausman; (ii) 200,000 vested but unexercised options exercisable at $3.11 per share granted on January 13, 1999; (iii) 75,000 vested but unexercised options exercisable at $11.50 per share granted on January 10, 2000; (iv) 75,000 vested but unexercised options exercisable at $7.91 per share granted on December 15, 2000; and (v) 19,000 vested but unexercised options exercisable at $3.16 per share granted on December 11, 2001. Does not include: (i) 3,000 shares gifted to Dr. Hausman's three adult children, with 1,000 to each in October 1999; (ii) 200 shares gifted to Roberta Matta in October 1999; (iii) 5,000 shares gifted to a religious institution in October 2000; (iv) 5,000 shares gifted to six non-affiliate donees in September 2000; (v) 10,550 shares gifted to six non-affiliate donees, including Dr. Hausman's three adult children in July 2001; (vi) 4,300 shares gifted to three non-affiliate donees in October 2001; (vii) 3,000 shares gifted to a non-affiliate donee in October 2001; (viii) 12,300 shares gifted to Dr. Hausman's three adult children and Roberta Matta in December 2001; (ix) 4,717 shares gifted to two non-affiliate donees in December 2001; (x) 25,000 unvested options exercisable at $11.50 per share granted on January 10, 2000; (xi) 75,000 unvested options exercisable at $7.91 per share granted on December 15, 2000; (xii) 76,000 unvested options exercisable at $3.16 per share granted on December 11, 2001; (xiii) 31,000 options that vest upon stockholder approval of Proposal Two, exercisable at $3.16 per share and granted on December 11, 2001; and (xiv) 124,000 unvested options exercisable at $3.16 per share granted on December 11, 2001 that are subject to stockholder approval of Proposal Two.

(3)
Albert D. Angel. Includes: (i) 516,000 shares owned by Mr. Angel; (ii) 8,000 Common Stock purchase warrants exercisable at $11.00 per share purchased in a private placement on September 28, 1999; (iii) 300,000 vested but unexercised options exercisable at $2.88 per share granted to Mr. Angel on January 13, 1999; (iv) 75,000 vested but unexercised options exercisable at $11.50 per share granted on January 10, 2000; (v) 100,000 vested but unexercised options exercisable at $7.91 per share granted on December 15, 2000; and (vi) 15,200 vested but unexercised options exercisable at $3.16 per share granted on December 11, 2001. Does not include: (i) 25,000 unvested options exercisable at $11.50 per share granted on January 10, 2000; (ii) 100,000 unvested options exercisable at $7.91 per share granted on December 15, 2000; (iii) 60,800 unvested options exercisable at $3.16 per share granted on December 11, 2001; (iv) 24,800 options that vest upon stockholders approval of Proposal Two, exercisable at $3.16 per share and granted on December 11, 2001; and (v) 99,200 unvested options exercisable at $3.16 per share granted on December 11, 2001 that are subject to stockholder approval of Proposal Two.

(4)
Christopher Wetherhill. Includes: (i) 107,500 shares owned by Mr. Wetherhill; (ii) 517,250 shares held by Boundary Bay Investments Ltd. (BBI), a corporation controlled by Mr. Wetherhill; (iii) 37,500 held by Byland Holdings Ltd., a shareholder of BBI controlled by Mr. Wetherhill; (iv) 24,000 Common Stock purchase warrants exercisable at $11.00 per share held by BBI; (v) 8,000 Common Stock purchase warrants exercisable at $11.00 per share held by Byland Holdings; (vi) 40,000 vested but unexercised options exercisable at $2.88 per share granted on January 13, 1999; (vii) 10,000 vested but unexercised options exercisable at $7.91 per share granted on December 15, 2000; and (viii) 1,520 vested but unexercised options exercisable at $3.16 per share granted on December 11, 2001. Mr. Wetherhill holds a controlling position as the Managing Director of BBI and is the sole beneficial owner of Byland Holdings Ltd., a shareholder of BBI. Does not include (i) 10,000 unvested options exercisable at $7.91 per share granted on December 15, 2000; (ii) 6,080 unvested options exercisable at $3.16 per share granted on December 11, 2001; (iii) 2,480 options that vest upon stockholder approval of Proposal Two, exercisable at $3.16 per share and granted on December 11, 2001; and (iv) 9,920 unvested options exercisable at $3.16 per share granted on December 11, 2001 that are subject to stockholder approval of Proposal Two.

(5)
Michael M. Strage. Effective January 1, 2002, Michael Strage is no longer an officer or director of Axonyx. Includes: (i) 230,000 shares owned by Mr. Strage; (ii) 40,000 vested but unexercised options exercisable at $2.88 per share granted on January 13, 1999; (iii) 30,000 vested but unexercised options exercisable at $11.50 per share granted on January 10, 2000; (iv) 25,000 vested but unexercised options exercisable at $11.00 per share granted on May 5, 2000; (v) 25,000 unexercised options exercisable at $11.00 per share granted on May 5, 2000 that will vest within 60 days; and (vi) 25,000 vested but unexercised options exercisable at $3.16 per share granted on December 11, 2001 and (vii) 25,000 unexercised options exercisable at $3.16 per share granted on December 11, 2001 that will vest within 60 days. Does not include: (i) 10,000 unvested options exercisable at $11.50 per share granted on January 10, 2000; (ii) 50,000 unvested options exercisable at $11.00 per share granted on May 5, 2000 and (iii) 50,000 unvested options exercisable at $3.16 per share granted on December 11, 2001.

(6)
Michael R. Espey. Includes: (i) 249,625 shares owned by Mr. Espey; (ii) 20,000 vested but unexercised options exercisable at $8.50 per share granted on June 7, 1999; (iii) 30,000 vested but unexercised options exercisable at $11.50 per share granted on January 10, 2000; (iv) 20,000 vested but unexercised options exercisable at $7.91 per share granted on December 15, 2000; and (v) 3,040 vested but unexercised options exercisable at $3.16 per share granted on December 11, 2001. Does not include (i) 10,000 unvested options exercisable at $11.50 per share granted on January 10, 2000; (ii) 20,000 unvested options exercisable at $7.91 per share granted on December 15, 2000; (iii) 12,160 unvested options exercisable at $3.16 per share granted on December 11, 2001; (iv) 4,960 options that vest upon stockholder approval of Proposal Two, exercisable at $3.16 per share and granted on December 11, 2001; and (v) 19,840 unvested options exercisable at $3.16 per share granted on December 11, 2001 that are subject to stockholder approval of Proposal Two.

(7)
Robert G. Burford, Ph.D. Includes: (i) 2,500 vested but unexercised options exercisable at $4.70 per share granted on March 25, 1999; (ii) 7,500 vested but unexercised options exercisable at $7.20 per share granted on October 1, 1999; (iii) 50,000 vested but unexercised options exercisable at $8.125 per share granted on November 1, 1999; (iv) 50,000 vested but unexercised options exercisable at $7.91 per share granted on December 25, 2000; and (v) 7,600 vested but unexercised options exercisable at $3.16 per share granted on December 11, 2001. Does not include (i) 50,000 unvested options exercisable at $8.125 per share granted on November 1, 1999; (ii) 50,000 unvested options exercisable at $7.91 per share granted on December 25, 2000; (iii) 30,400 unvested options exercisable at $3.16 per share granted on December 11, 2001; (iv) 12,400 options that vest upon stockholder approval of Proposal Two, exercisable at $3.16 per share and granted on December 11, 2001; and (v) 49,600 unvested options exercisable at $3.16 per share granted on December 11, 2001 that are subject to stockholder approval of Proposal Two.

(8)
Gosse B. Bruinsma, M.D. Includes: (i) 75,000 vested but unexercised options exercisable at $9.50 per share granted on October 10, 2000; (ii) 25,000 vested but unexercised options exercisable at $4.52 per share granted on May 11, 2001; (iii) 25,000 unexercised options exercisable at $4.52 per share granted on May 11, 2001 that will vest within 60 days; and (iv) 15,200 vested but unexercised options exercisable at $3.16 per share granted on December 11, 2001. Does not include (i) 75,000 unvested options exercisable at $9.50 per share granted on October 10, 2000; (ii) 60,800 unvested options exercisable at $3.16 per share granted on December 11, 2001; (iii) 24,800 options that vest upon stockholder approval of Proposal Two, exercisable at $3.16 per share and granted on December 11, 2001; and (iv) 99,200 unvested options exercisable at $3.16 per share granted on December 11, 2001 that are subject to stockholder approval of Proposal Two.

(9)
Abraham E. Cohen. Includes (i) 10,000 shares owned by Mr. Cohen; (ii) 30,000 vested but unexercised options exercisable at $11.00 per share granted on May 5, 2000; (iii) 10,000 unexercised options exercisable at $11.00 per share granted on May 5, 2000 that will vest within 60 days; (iv) 10,000 vested but unexercised options exercisable at $7.91 per share granted on December 15, 2000; and (v) 1,520 vested but unexercised options exercisable at $3.16 per share granted on December 11, 2001. Does not include (i) 10,000 unvested options exercisable at $11.00 per share granted on May 5, 2000; (ii) 10,000 unvested options exercisable at $7.91 per share granted on December 15, 2000; (iii) 6,080 unvested options exercisable at $3.16 per share granted on December 11, 2001; (iv) 2,480 options that vest upon stockholder approval of Proposal Two, exercisable at $3.16 per share and granted on December 11, 2001; and (v) 9,920 unvested options exercisable at $3.16 per share granted on December 11, 2001 that are subject to stockholder approval of Proposal Two.

(10)
Steven Espey is Michael Espey's stepfather. Mr. Espey's address is 358 East 69th Street, New York, NY 10021.

(11)
Kilkenny Capital Management, LLC. This information is derived from a Schedule 13G dated December 14, 2001 filed with the Securities and Exchange Commission by Kilkenny Capital Management, LLC ("Kilkenny"), Michael P. Walsh ("Walsh"), and KCM Biomedical L.P. ("KCM"). Kilkenny and Walsh hold 1,455,000 shares. Of the 1,455,000 shares held by Kilkenny and Walsh, 1,059,000 shares are held by KCM. Kilkenny is an investment advisor whose clients have the right to receive or the power to direct receipt of dividends from, or the proceeds from the sale of, the shares. Walsh is the manager of Kilkenny. Kilkenny is the general partner of KCM, an investment limited partnership. The address of Kilkenny, Walsh and KCM is One Financial Place, Suite 1021, Chicago, IL 60605.

Certain Relationships and Related Transactions.

        On October 2, 2000, Axonyx entered into a Data Management and Reporting Services Agreement with Clinfo Systems, LLC. Robert G. Burford, Vice President, Product Development of Axonyx, is a founding member of Clinfo Systems and owns a fifty percent (50%) membership interest. Pursuant to the agreement, Clinfo Systems provides data management and reporting services in connection with certain clinical trials conducted by Axonyx. Axonyx paid Clinfo Systems $282,000 for services rendered, of which $162,000 was paid during 2001. The agreement expired September 30, 2001, but was extended by mutual agreement through the end of the year. On January 2, 2001, Axonyx entered into a second Data Management and Reporting Services Agreement with Clinfo Systems. Pursuant to the second agreement, Clinfo Systems provides data management and reporting services in connection with certain other clinical trials conducted by Axonyx. Axonyx has paid Clinfo Systems $190,000 for services rendered in 2001. The second agreement expired July 31, 2001, but was extended by mutual agreement to allow for completion of the services. It is expected that an additional payment will be made in the amount of approximately $50,000 in 2002.

OTHER MATTERS

        The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

        The Company will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

        The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by stockholders. In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1% of the Company's securities entitled to be voted on the proposal at the meeting for at least one year by the date the stockholder submits the proposal. In addition, the stockholder must continue to hold those securities through the date of the meeting. Under current SEC rules, to be included in Axonyx's proxy statement and proxy card, any proposal by a stockholder intended to be presented at the 2003 annual meeting of Stockholders must be received by Axonyx, subject to certain exceptions, no later than January 22, 2003. Any such proposal, including any accompanying supporting statement, may not exceed 500 words. Such proposal should be addressed to the Secretary of the Company, Michael R. Espey. In addition, the proxy solicited by the Board of Directors for the 2003 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2003 annual meeting of stockholders that is not described in the 2003 proxy statement unless the Company has received notice of such proposal on or before the close of business on April 5, 2003. However, if the Company determines to change the date of the 2003 annual meeting of stockholders more than 30 days from June 11, 2003, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2003 annual meeting of stockholders in order to allow stockholders an opportunity to make proposals in accordance with the rules and regulations of the SEC.

ANNUAL REPORTS

        Our 2002 Annual Report to Stockholders, which contains selected information from our Annual Report on Form 10-K, as amended, including its financial statements for the year ended December 31, 2001, accompanies this proxy statement. Axonyx's Annual Report on Form 10-K, as amended, for the year ended December 31, 2001 will also be made available (without exhibits), free of charge, to interested stockholders upon written or oral request to Victoria Trahan, Officer Manager, 825 Third Avenue, 40th Floor, New York, New York 10022, telephone (212) 688-4770.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ MARVIN S. HAUSMAN, M.D. Marvin S. Hausman, M.D. President & Chief Executive Officer

May 20, 2002

APPENDICES

        Appendix A: Summary of Axonyx Inc. 2000 Stock Option Plan (as Amended and Restated)

        Appendix B: Form of Proxy

        Appendix C: Axonyx Inc. 2000 Stock Option Plan (as Amended and Restated)

APPENDIX A TO PROXY STATEMENT

SUMMARY OF AXONYX INC. 2000 STOCK OPTION PLAN
(As Amended and Restated as of April 18, 2002)

        The following is a summary of the principal features of the 2000 Plan, as most recently amended.

Administration

        The Board has the authority to administer the 2000 Plan. The Board may delegate any or all of its authority to administer the 2000 Plan to a committee of the Board, which committee shall be composed of not fewer than two non-employee Directors. The Board has delegated to the Compensation Committee the authority to administer the 2000 Plan with respect to all persons.

        The term Committee as used in this summary will mean the Board of Directors or the Compensation Committee or another committee appointed by the Board, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 2000 Plan.

Share Reserve

        An aggregate of 2,000,000 shares of Common Stock has been reserved for issuance under the 2000 Plan. This share reserve consists of (i) the 1,000,000 shares initially reserved for issuance under the 2000 Plan and (ii) an increase of 1,000,000 shares which forms a part of Proposal Two. The share reserve will automatically be increased on the first trading day of January of each calendar year, beginning in January 2003, by a number of shares equal to 4% of the total number of shares of Common Stock outstanding on the last trading day of the prior calendar year, subject to a maximum annual increase of 750,000 shares. Stockholder approval of Proposal Two will also constitute approval of the aggregate share reserve under the 2000 Plan for purposes of Internal Revenue Code Section 162(m). Stockholder approval of Proposal Two will also constitute approval for purposes of Internal Revenue Code Sections 162(m) and 422 for all options granted prior to the date of the Annual Meeting in contemplation of the increase in the share reserve which is part of Proposal Two.

        No participant in the 2000 Plan may receive option grants for more than 800,000 shares in the aggregate per calendar year. Stockholder approval of Proposal Two will also constitute approval of the 800,000-share limitation for purposes of Internal Revenue Code Section 162(m).

        The shares of Common Stock issuable under the 2000 Plan may be drawn from shares of the Company's authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased on the open market.

        Shares subject to any option under the 2000 Plan which expires or otherwise terminates prior to exercise will be available for subsequent issuance under the 2000 Plan. Unvested shares issued under the 2000 Plan and subsequently reacquired by the Company in accordance with the conditions contained in the grant will be deemed to have never been issued under the 2000 Plan and, accordingly, will not be counted against the maximum number of shares that can be issued under the 2000 Plan. Should the exercise price of an option be paid with shares of Common Stock or should shares of Common Stock otherwise be withheld by the Company in satisfaction of the exercise price or withholding taxes incurred in connection with option exercise, the number of shares available for issuance under the 2000 Plan will be reduced only by the net number of shares issued to the holder of such option. No more than 2,000,000 shares will be issued under the 2000 Plan upon the exercise of incentive stock options as described under Internal Revenue Code Section 422, without regard to the preceding two sentences.

Eligibility

        Officers and employees, non-employee Board members and independent consultants or advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the 2000 Plan.

        As of May 3, 2002, four executive officers, three non-employee Board members and approximately fifteen other employees and consultants were eligible to participate in the 2000 Plan.

Valuation

        The fair market value per share of Common Stock on any relevant date under the 2000 Plan will be deemed to be equal to the average of the highest and lowest selling prices per share on that date on the Nasdaq National Market. On May 3, 2002, the fair market value per share determined on such basis was $3.51.

Option Grants

        The Committee has complete discretion to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the exercise price per share, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

        Each option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares in which case the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The exercise price for the options may be paid in cash or, if permitted by the Committee, in shares of our Common Stock (including shares otherwise issuable upon exercise of options) valued at fair market value on the exercise date. In addition, if permitted by the Committee, the option may also be exercised through a same-day sale program without any cash outlay by the optionee, or via a mechanism that provides for the cancellation of options with a spread (the excess of fair market value over the exercise price of the options) equal to the option exercise price. In addition, the Committee may allow an optionee to pay the option exercise price with a promissory note.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Committee will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

        The Committee also has the authority to effect the cancellation of any or all options outstanding under the 2000 Plan, and to grant, in substitution therefor, new options covering the same or a different number of shares of Common Stock, and to modify, extend or renew outstanding options granted under the 2000 Plan.

General Provisions

Acceleration

        Upon a dissolution or liquidation of the Company, a merger (other than a merger to the principal purpose of which is to change the state of the Company's incorporation) or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the Company's Common Stock outstanding immediately preceding the merger is converted by virtue of the merger into other property, or other capital reorganization in which more than fifty percent (50%) of the Company's Common Stock is exchanged (unless the dissolution or liquidation plan, merger or consolidation agreement or capital reorganization corporate documents expressly provide to the contrary), each option outstanding under the 2000 Plan shall accelerate in full unless the option is either to be assumed by the successor corporation or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or a comparable cash incentive program which preserves the spread existing at that time (the excess of the fair market value of those shares over the exercise price payable). Furthermore, within one (1) year from the date of such event, an employee's employment with the Company (or successor or parent or subsidiary of any of them) is involuntarily terminated, then the employee's outstanding options, if any, shall become immediately exercisable.

        The Committee will have the discretion to structure one or more option grants so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. All options outstanding under the 2000 Plan provided for such accelerated vesting upon a change in control.

Stockholder Rights and Option Transferability

        No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee, except to the extent specifically provided otherwise by the Committee.

Changes in Capitalization

        In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2000 Plan, (ii) the maximum number and/or class of securities by which the share reserve under the 2000 Plan is to increase automatically each year (iii) the maximum number and/or class of securities for which any one person may be granted stock options, under the 2000 Plan per calendar year, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 2000 Plan. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2000 Plan or the outstanding options thereunder.

Financial Assistance

        The Committee may institute a loan program to assist one or more participants in financing the exercise of outstanding options through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

Special Tax Election

        The Committee may provide one or more holders of non-statutory options or unvested share issuances under the 2000 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Board may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

Amendment and Termination

        The Board of Directors may amend or modify the 2000 Plan at any time, subject to any required stockholder approval. The 2000 Plan will terminate no later than March 24, 2010.

Federal Income Tax Consequences

        Options granted under the 2000 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value of the purchased shares exceeds the exercise price paid for those shares will generally constitute an adjustment to the optionee's income for purposes of the alternative minimum tax, determined on the later of the date of exercise or the date the purchased shares become nonforfeitable. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

        If either of these two holding periods is not satisfied, then a disqualifying disposition will result. If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

        Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy any tax withholding requirements applicable to such income.

        If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income, in the year of exercise of the option, an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

  Deductibility of Executive Compensation

        Internal Revenue Code Section 162(m) limits to $1 million per person the federal income tax deduction in respect of compensation paid in a calendar year to certain of the Company's executive officers. The 2000 Plan contains provisions that permit the Company, on a grant-by-grant basis, to make awards of incentive stock options and non-statutory options that will qualify as performance-based compensation so that the compensation deemed paid upon the disqualifying disposition of incentive option shares or the exercise of non-statutory options with exercise prices not less than the fair market value of option shares on the date of grant may be excluded from the deduction limitation.

  Accounting Treatment

        Option grants to employees and non-employee Board members under the 2000 Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

        Option grants made under the 2000 Plan with exercise prices less than the fair market value of the shares on the grant date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest. The Contingent Options to purchase 514,600 shares that are conditioned upon stockholder approval of Proposal Two will be treated for accounting purposes as granted on the date of the Annual Meeting, and accordingly the Company will recognize compensation expense over the respective vesting periods to the extent the fair market value per share on such date exceeds the exercise price of any Contingent Options.

        In March 2000, the Financial Accounting Standards Board issued an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the interpretation, option grants made to non-employee consultants (but not non-employee Board members), will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. In addition, under the interpretation, any options which are repriced will also trigger a direct charge to the Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option and the date the option is exercised for those shares.

APPENDIX B TO PROXY STATEMENT

PROXY

FOR THE 2002 ANNUAL MEETING
OF STOCKHOLDERS OF
AXONYX INC.

        KNOW ALL MEN BY THESE PRESENTS: That the undersigned hereby constitutes and appoints Gosse B. Bruinsma, M.D. and Michael R. Espey, and each of them, with the power of substitution, attorneys and proxies to appear and vote at an Annual Meeting of Stockholders of Axonyx Inc. to be held on June 11, 2002 at 9:30 a.m. in the Morrison Room at the Benjamin Hotel, 125 East 50th St., New York, NY 10022, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, including authority to vote on the matters shown below in the manner directed and upon any other matter which may properly come before the meeting.

        This proxy is solicited on behalf of the Board of Directors of Axonyx Inc. Except as specified to the contrary below, the shares represented by this proxy will be voted FOR Proposals 1, 2 and 3. The undersigned hereby revokes any proxy previously given to vote such shares at the meeting or at any adjournment.

        Please return promptly in the enclosed envelope.

        PLEASE MARK THE FOLLOWING WITH AN "X."

1.    Directors recommend a vote for each of the following nominee directors:

  #1 Albert D. Angel, #2 Gosse B. Bruinsma, M.D. #3 Abraham E. Cohen, #4 Michael R. Espey, #5 Marvin S. Hausman, M.D. #6 Christopher Wetherhill.

        FOR ALL NOMINEES        / /

        WITHHOLD ALL NOMINEES        / /

        WITHHOLD AUTHORITY TO VOTE
        FOR ANY INDIVIDUAL NOMINEE.
        WRITE NUMBER(S) OF NOMINEE(S) BELOW.

2.    Ratification of the amendment of the 2000 Stock Option Plan.

/ / FOR	/ / AGAINST	/ / ABSTAIN

3.    Ratification of the appointment of Richard A. Eisner & Company, LLP as auditors of Axonyx Inc.'s financial statements for the fiscal year ending December 31, 2002.

/ / FOR	/ / AGAINST	/ / ABSTAIN

4.    In the discretion of the proxy holders, upon such other matters as may properly come before the meeting.

/ / FOR	/ / AGAINST	/ / ABSTAIN

        Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use their full title and, if more than one, all should sign. If the stockholder is a corporation, please sign the full corporate name by an authorized officer. If the stockholder is a partnership or limited liability company, please sign full entity name by an authorized person.

Print Name

Signature

(Additional signature, if held jointly)

DATE:

        PLEASE RETURN THIS PROXY IN THE POSTAGE PAID, PRE-ADDRESSED ENVELOPE ENCLOSED.

APPENDIX C TO PROXY STATEMENT

AXONYX INC.
2000 STOCK OPTION PLAN
(As Amended and Restated Effective as of March 20, 2002)

1.    Purpose.

        This 2000 Stock Option Plan is intended to encourage stock ownership in Axonyx Inc. by the officers, directors, employees and consultants of the Company or its affiliates in order to promote their interest in the success of the Company and to encourage their continued affiliation. All options granted under this 2000 Stock Option Plan are intended to be either (a) Incentive Stock Options or (b) Non-Statutory Stock Options.

2.    Definitions.

        As used herein the following definitions shall apply:

        "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Affiliate" shall mean any corporation defined as a "parent corporation" or a "subsidiary corporation" by Code Section 424(e) and (f), respectively.

        "Agreement" shall mean either a 2000 Incentive Stock Option Agreement or a 2000 Non-Statutory Stock Option Agreement, embodying the terms of the agreement between the Company and the Optionee with respect to Optionee's Option.

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Company" shall mean Axonyx Inc., a Nevada corporation.

        "Consultant" shall mean any person who performs services for the Company as a consultant or advisor.

        "Disability" or "Disabled" shall mean the condition of being "disabled" within the meaning of Section 422(c)(6) of the Code or any successor provision.

        "Director" shall mean an individual member of the Board.

        "Employee" shall mean any person treated as an employee (including officers and directors) in the records of the Company or any Affiliate and who is subject to the control and direction of the Company or any Affiliate with regard to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company to a Director shall not be sufficient to constitute "employment" of the Director by the Company.

        "Fair Market Value" per share of Stock on a given date shall mean:

    (i)
    If the Stock is at that time listed on a national securities exchange, then the Fair Market Value shall mean the average of the highest and lowest selling price per share of the Stock on the relevant date on the exchange determined by the Board to be the primary market for the Stock, as reported in the composite tape of transactions for such exchange as published in the Wall Street Journal or, if there were no sales on that date, the average of the highest and lowest selling price per share of Stock on the last preceding date on which there were sales.

    (ii)
    If the Stock is at that time traded on the Nasdaq National Market, then the Fair Market Value shall mean the average of the highest and lowest selling price per share of Stock on the relevant date, as the price is reported by the National Association of Securities Dealers, Inc., on the Nasdaq National Market, or any successor system and published in the Wall Street Journal. If there were no sales on the relevant date, then the Fair Market Value shall mean the average of the highest and lowest selling price on the last preceding date for which such quotation exists.

    (iii)
    If the Stock is neither listed on any national securities exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall mean the value per share of Stock as determined by the Board after taking into account such factors as the Board shall in good faith deem appropriate.

        "Incentive Stock Option" shall mean an option granted pursuant to the Plan which is designated by the Board or its delegates as an "Incentive Stock Option" and which qualifies as an incentive stock option under Section 422 of the Code or any successor provision.

        "Non-Statutory Stock Option" shall mean a stock option granted pursuant to the Plan which is not an Incentive Stock Option.

        "Option" shall refer to either or both an Incentive Stock Option or Non-Statutory Stock Option, as the context shall indicate.

        "Optionee" shall mean the recipient of an Incentive Stock Option or a Non-Statutory Stock Option.

        "Option Price" shall mean the price per share of Stock to be paid by the Optionee upon exercise of the Option.

        "Option Stock" shall mean the total number of shares of Stock the Optionee shall be entitled to purchase pursuant to the Agreement.

        "Plan" shall mean this Axonyx 2000 Stock Option Plan, as amended from time to time.

        "Reporting Person" shall mean an Optionee who is required to file statements relating to his or her beneficial ownership of Stock with the SEC pursuant to Section 16(a) of the Act.

        "Rule 16b-3" shall mean Rule 16b-3 (as amended from time to time), promulgated by the SEC under the Act, and any successor thereto.

        "SEC" shall mean the Securities and Exchange Commission.

        "Stock" shall mean the $0.001 par value Common Stock of the Company

        "10% Stockholder" shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Affiliate).

        "Withholding Taxes" shall mean the applicable income and employment withholding taxes to which the holder of Non-Statutory Stock Options or unvested shares of Stock may become subject in connection with the exercise of those Options or the vesting of those shares.

3.    Administration.

        The Plan shall be administered by the Board; provided, however, that the Board may delegate all or any part of its authority to administer the Plan in its entirety or, with respect to any group or groups of persons eligible to receive Options hereunder, to such committee as the Board shall in its sole discretion determine. Such committee shall be composed of not fewer than two non-Employee Directors (the "Committee"). If and when such a Committee is so appointed, references herein to the "Board" shall be deemed to be references to the Board or Committee, to the extent such entity is carrying out its administrative functions under the Plan with respect to matters under its jurisdiction. The Board or the Committee may adopt, amend and rescind such rules and regulations for carrying out the Plan and implementing agreements and take such actions as it deems proper. The interpretation, construction and application by the Board or the Committee of any of the provisions of the Plan or any Option granted thereunder shall be final and binding on the Company, all Optionees, their legal representatives, and any person who may acquire an Option directly from an Optionee by permitted transfer, bequest or inheritance. Reference to administrative acts by the Board in the Plan shall also refer to acts by the Committee, unless the context otherwise indicates. Whether or not the Board has delegated administrative authority, the Board has the final power to determine all questions of policy or expediency that may arise in administration of the Plan.

4.    Eligibility.

        Only Employees are eligible to receive Incentive Stock Options under the Plan. Employees, Officers, Directors and Consultants of the Company or its Affiliates are eligible to receive Non-Statutory Stock Options under the Plan.

        No person shall be eligible to receive an Option for a larger number of shares than is recommended for him or her by the Board. Any Optionee may hold more than one Option (whether Incentive Stock Options, Non-Statutory Stock Options, or both, but only on the terms and conditions and subject to the restrictions set forth herein).

5.    Stock Subject to the Plan.

(a)    Options granted under the Plan shall be for shares of the Company's authorized but unissued or re-acquired Stock. The aggregate number of shares of Stock which may be issued over the term of the Plan shall not exceed two million (2,000,000) shares, subject to adjustment by the Board as provided herein. Stock issued under other stock option plans of the Company shall not be counted against the maximum number of shares that can be issued under the Plan.

(b)    The number of shares of Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2003, by an amount equal to four percent (4%) of the total number of shares of Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 750,000 shares.

(c)    No individual shall be granted in any one calendar year Options to purchase more than 800,000 shares of Stock, subject to adjustment as provided herein.

(d)    In the event that any outstanding Option expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan. If the Option Price of an Option under the Plan is paid with shares of Stock or should shares of Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an Option under the Plan, then the number of shares of Stock available for issuance under the Plan shall be reduced by the net number of shares of Stock issued to the holder of such option, and not by the gross number of shares of Stock for which the Option is exercised. Stock issued on the exercise of an Option which is forfeited in accordance with the conditions contained in the grant by the Optionee after issuance shall be deemed to have never been issued under the Plan and, accordingly, shall not be counted against the maximum number of shares that can be issued under the Plan. Notwithstanding the terms of the previous two sentences, the maximum number of shares which may be issued under the Plan upon the exercise of Incentive Stock Options shall be two million (2,000,000) shares, subject to adjustment by the Board as provided herein, regardless of the fact that under the terms of the preceding sentences, a lesser number of shares is deemed to be issued pursuant to the exercise of Incentive Stock Options. Shares of Stock underlying one or more stock appreciation rights exercised under Section 6(d)(v) shall not be available for subsequent issuance under the Plan.

(e)    If any change is made to the Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Board to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and separately exercisable stock appreciation rights under the Plan per calendar year, (iii) the number and/or class of securities and the Option Price per share in effect under each outstanding option under the Plan and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of this Section 5. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Board shall be final, binding and conclusive.

6.    Terms and Conditions of Options.

        The Board or its delegates shall authorize the granting of all Options under the Plan with such Options to be evidenced by Incentive Stock Option Agreements or Non-Statutory Stock Option Agreements, as the case may be. Each Agreement shall be in such form as the Board may approve from time to time. Each Agreement shall comply with and be subject to the following terms and conditions:

(a)    Type of Option; Number of Shares. Each particular Agreement shall state the type of Options to be granted (whether Incentive Stock Options or Non-Statutory Stock Options) and the number of shares to which the Option pertains. Under no circumstances shall the aggregate Fair Market Value of the Stock (determined as of the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all incentive stock option plans of the Company and its Affiliates) exceed $100,000. To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such options are granted.

(b)    Option Price. Each particular Agreement shall state the Option Price. The Option Price for an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of Stock on the date the Incentive Stock Option is granted. The Option Price for a Non-Statutory Stock Option shall be the price per share of Stock set by the Board or its delegates. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Stock on the date the Option is granted.

(c)    Certificate Legends. Certificates for shares of Stock issued and delivered to Reporting Persons may be legended, as the Board deems appropriate, if required by the provisions of any applicable rule or regulation.

(d)    Medium and Time of Payment. The aggregate Option Price shall be payable upon the exercise of the Option and shall be paid in any combination of:

  (i)
  United States cash currency;

  (ii)
  a cashier's or certified check to the order of the Company;

  (iii)
  a personal check acceptable to the Company;

  (iv)
  to the extent permitted by the Board, shares of Stock of the Company (including previously owned Stock or Stock issuable in connection with the Option exercise), properly endorsed to the Company, whose Fair Market Value on the date of exercise equals the aggregate Option Price of the Option being exercised;

  (v)
  to the extent permitted by the Board, the Optionee's entering into an agreement with the Company, whereby a portion of the Optionee's Options are terminated and where the "built-in gain" on any Options which are terminated as part of such agreement equals the aggregate Option Price of the Option being exercised. "Built-in gain" means the excess of the aggregate Fair Market Value of any Stock otherwise issuable on exercise of a terminated Option, over the aggregate Option Price otherwise due the Company on such exercise.

  (vi)
  The Company may establish, from time to time, procedures for a "cashless exercise" of Options, including to the extent the Option is exercised for vested shares of stock, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

            Except to the extent such sale and remittance procedure is utilized, payment of the Option Price for the purchased shares must be made on the exercise date.

        The Board may permit deemed or constructive transfer of shares in lieu of actual transfer and physical delivery of certificates. Except to the extent prohibited by applicable law, the Board may take any necessary or appropriate steps in order to facilitate the payment of any such Option Price. Without limiting the foregoing, the Board may cause the Company to loan the aggregate Option Price to the Optionee or to guarantee that any Stock to be issued will be delivered to a broker or lender in order to allow the Optionee to borrow the aggregate Option Price. The Board, in its sole and exclusive discretion, may require satisfaction of any rules or conditions in connection with payment of the Option Price at any particular time, in any particular form, or with the Company's assistance. If Stock used to pay any Option Price is subject to any prior restrictions imposed in connection with any plan of the Company (including this Plan), an equal number of the shares of Stock acquired on exercise shall be made subject to such prior restrictions in addition to any further restrictions imposed on such Stock by the terms of the Optionee's Agreement or by the Plan.

(e)    Vesting. The total number of shares of Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), any unexercised Option Stock may be exercised from time to time.

(f)    Duration of Options. Each particular Agreement shall state the term of the Option; provided, however, that all Incentive Stock Options granted under this Plan shall expire and not be exercisable after the expiration of ten (10) years from the date granted; provided, further, that any Incentive Stock Option granted to an Employee who is a 10% Stockholder shall expire and not be exercisable after the expiration of five (5) years from the date granted. Non-Statutory Stock Options shall expire and not be exercisable after the date set by the Board or its delegates in the particular Agreement, or on any later date subsequently approved by the Board or its delegates.

(g)    Exercise of Options.

  (i)
  Each particular Agreement shall state when the Optionee's right to purchase Stock pursuant to the terms of an Option are exercisable in whole or in part. Subject to the earlier termination of the right to exercise the Options as provided under this Plan, Options shall be exercisable in whole or in part as the Board, in its sole and exclusive discretion, may provide in the particular Agreement, as amended. The Board may at any time increase the percentage of an Option that is otherwise exercisable under the terms of a particular Agreement. The Board, in its sole and exclusive discretion, may permit the issuance of Stock underlying an Option prior to the date the Option is otherwise exercisable, provided such Stock is subject to repurchase rights which expire pro rata as the Option would otherwise have become exercisable.

  (ii)
  If the Optionee does not exercise in any one (1) year period the full number of shares to which he or she is then entitled to exercise, the Optionee may exercise those shares in any subsequent year during the term of the Option.

(h)    Transfer of Options. An Option shall not be transferable except by will or by the laws of decent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person, except as specifically provided for by the Board. An attempted non-permitted transfer of an Option shall be void.

(i)    Disability of Optionee. In the event an Optionee ceases to provide services as an Employee, Director or Consultant as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination (or such shorter period specified in the Agreement and in no event no event later than the expiration of the term of such Option as set forth in the Agreement), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Agreement). If, at the date of termination, the Optionee is not entitled to exercise his of her entire Option, the unexercisable portion of Option shall terminate immediately and the shares covered thereby shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified herein, the unexercised portion of the Option shall terminate, and the shares covered thereby shall revert to the Plan.

(j)    Death of Optionee. In the event an Optionee ceases to provide services to as an Employee, Director or Consultant as a result of his or her death, the Option may be exercised, at any time within sixteen (16) months following the date of death (or such other period specified in the Agreement and in no event later than the expiration of the term of such Option as set forth in the Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the unexercisable portion of the Option shall terminate immediately and the shares covered thereby shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option in full within the time specified herein, the unexercised portion of the Option shall terminate, and the shares covered thereby shall revert to the Plan.

(k)    Other Termination of Employment or Relationship as an Officer, Director or Consultant. In the event that an Optionee shall cease to be employed by or perform services for the Company or its Affiliates prior to the Option's expiration date (other than upon the Optionee's death or Disability), the exercise of Options held by such Optionee shall be subject to such limitations on the periods of time during which such Options, may be exercised as may be specified in the particular Agreement, as amended, between the Optionee and the Company. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan or any Agreement shall be determined by the Board in its sole and exclusive discretion. No provision of the Plan or any Agreement shall be construed so as to grant any individual the right to remain in the employ or service of the Company for any period of specific duration.

(l)    Corporate Transactions.

  (i)
  The Board, in its sole and exclusive discretion, may make such equitable adjustments to the Plan and outstanding Options as it deems appropriate in order to preclude the dilution or enlargement of benefits under the Plan, upon exchange of all of the outstanding stock of the Company for a different class or series of capital stock or the separation of assets of the Company, including a spin-off or other distribution of stock or property by the Company.

  (ii)
  Except as provided in the following sentence, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Option Stock would have been entitled. A dissolution or liquidation of the Company, a merger (other than a merger the principal purpose of which is to change the state of the Company's incorporation) or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the Company's Stock outstanding immediately preceding the merger is converted by virtue of the merger into other property, or other capital reorganization in which more than fifty percent (50%) of the Company's Stock is exchanged (unless the dissolution or liquidation plan, merger or consolidation agreement or capital reorganization corporate documents expressly provide to the contrary) shall cause each outstanding Option to terminate, provided, that each Optionee shall, immediately prior to such event, have the right to exercise his or her Option in whole or in part, unless the Option in connection with such event is either to be assumed by the successor corporation or parent thereof, or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or the Option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the Option on the date of such event. Notwithstanding the preceding, if, within one (1) year from the date of such event, an Employee's employment is involuntarily terminated, then the Employee's outstanding Options, if any, shall become immediately exercisable.

  (iii)
  All adjustments required by the preceding paragraphs shall be made by the Board, whose determination in that respect shall be final, binding and conclusive, provided, that, except with respect to any accelerated exercisability, adjustments shall not be made in a manner that causes an Incentive Stock Option to fail to continue to qualify as an "incentive stock option" within the meaning of Code Section 422. The portion of any Incentive Stock Option accelerated in connection with a transaction pursuant to this Section 6(l) shall remain exercisable as an Incentive Stock Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Stock Option under the Federal tax laws.

  (iv)
  The Board shall have the discretionary authority to structure one or more outstanding Options so that those Options shall, immediately prior to the effective date of a corporate transaction, become exercisable in whole or part for the shares of Stock at the time subject to those Options and may be exercised for any or all of those shares as fully vested shares of Stock, whether or not those options are to be assumed in the corporate transaction or otherwise continued in effect.

  (v)
  Except as expressly provided in this Paragraph 6(l), an Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend, or any other increase in the number of shares of stock of any class by reason of any dissolution, liquidation, merger, consolidation, reorganization, or separation of assets, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or amount of the Option Stock or the Option Price of outstanding Options.

  (vi)
  The grant or existence of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(m)    Rights as a Shareholder. An Optionee shall not have rights as a shareholder with respect to any shares until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of issuance of such stock certificate, except as provided in Paragraph 6(l) above.

(n)    Other Provisions. Each Option Agreement may contain such other provisions, including without limitation, restrictions upon the exercise or transferability of the Option, as the Board may deem advisable.

7.    Miscellaneous.

(a)    Modification, Extension and Renewal of Options. Subject to the terms and conditions of the Plan, the Board may modify (including lowering the Option Price or changing Incentive Stock Options into Non-Statutory Stock Options), extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options under this Plan and/or other stock option plans of the Company (to the extent not previously exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan.

(b)    Securities Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. Unless an Optionee could otherwise exercise a Stock Option or dispose of Stock delivered upon exercise of a Stock Option granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, at least six months shall elapse from the date of acquisition of the Stock Option to the date of disposition of its underlying Stock.

(c)    Withholding Taxes. When the Company becomes required to collect federal and state income and employment taxes in connection with the exercise of an Option or the vesting of shares acquired under the Plan, the holder of the Option shall promptly pay to the Company the amount of such taxes in cash, unless the Board permits or requires payment in another form. Subject to such conditions as it may require, the Board, in its sole discretion, may provide any or all holders of Non-Statutory Stock Options or unvested shares of Stock with the right to use shares of Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their Options or the vesting of Stock. Such right may be provided to any such holder in either or both of the following formats:

        Stock Withholding: The election to have the Corporation withhold, from the shares of Stock otherwise issuable upon the exercise of such Non-Statutory Stock Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

        Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Stock Option is exercised or the shares vest, one or more shares of Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

8.    Term of Plan.

        The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall not extend beyond a date ten (10) years from the date of adoption hereof by the Board. No Incentive Stock Options or Non-Statutory Stock Options may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

9.    Amendment of Plan.

        The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Options at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

        Options may be granted in excess of the number of shares of Stock then available for issuance under the Plan, provided any excess shares actually issued shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Company shall promptly refund to the Optionees the Option Price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding."

10.    Application of Funds.

        The proceeds received by the Company from the sale of Stock pursuant to the exercise of an Option will be used for general corporate purposes.

11.    No Obligation to Exercise Option.

        The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

12.    Indemnification.

        In addition to such other rights of indemnification as they may have as Directors, Employees or agents of the Company, the Directors, or any individuals who are delegated authority by the Board to administer the Plan, shall be indemnified by the Company against: (i) their reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder; and (ii) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action,. suit or proceeding, except in actions to matters as to which it shall be adjudged in such action, suit or proceeding that such Director or individual is liable for negligence or misconduct in the performance of his duties; this indemnification is expressly conditioned upon the indemnified party, within ninety (90) days after institution of any such action, suit or proceeding, offering the Company in writing the opportunity, at its own expense, to handle and defend the same.

13.    Approval of Stockholders.

        The portions of the Plan dealing with Incentive Stock Options shall not take effect unless approved by the stockholders of the Company's preferred (if any) and common stock, which approval must occur within a period commencing twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board. Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including the right of the Company to grant Non-Statutory Stock Options for proper corporate purposes.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 ADOPTION OF THE AMENDED AND RESTATED AXONYX INC. 2000 STOCK OPTION PLAN
Contingent Options Amended and Restated 2000 Stock Option Plan
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT AUDITORS OF THE COMPANY
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option Grants in Fiscal Year 2001
Aggregated Option Exercises in Fiscal Year 2001 and Year-End Option Values(1)
Compensation Committee Report on Executive Compensation
OTHER MATTERS
PROXY SOLICITATION
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
ANNUAL REPORTS
APPENDICES
  APPENDIX A TO PROXY STATEMENT
SUMMARY OF AXONYX INC. 2000 STOCK OPTION PLAN (As Amended and Restated as of April 18, 2002)
General Provisions
  APPENDIX B TO PROXY STATEMENT
PROXY FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS OF AXONYX INC.
  APPENDIX C TO PROXY STATEMENT
AXONYX INC. 2000 STOCK OPTION PLAN (As Amended and Restated Effective as of March 20, 2002)